Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE
NEWPARK RESOURCES ANNOUNCES REPAYMENT OF CONVERTIBLE BONDS AND ACQUISITION OF ACCESS SOLUTIONS BUSINESS
Continues to Work with J.P. Morgan and Other Advisors to Explore Additional Opportunities to Enhance Shareholder Value

THE WOODLANDS, TX – December 1, 2021 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced the repayment of $39 million of outstanding convertible notes at maturity. In addition, consistent with its stated focus on expansion within industrial end-markets, the Company has entered into an agreement to acquire substantially all assets and operations of Lentzcaping, Inc. (“Lentzcaping”) for cash consideration of approximately $14 million.
Lentzcaping has been a valued partner for Newpark in recent years, primarily serving utility transmission customers in the Northeast U.S. and providing a variety of complementary services including worksite planning and preparation, temporary access, and worksite restoration. The transaction is expected to close in December 2021, subject to customary closing conditions.
Paul Howes, Newpark’s Chief Executive Officer, stated, “As we’ve navigated the unprecedented market conditions of 2020 and 2021, managing our liquidity to protect shareholders and ensure our ability to fund our convertible bond maturity remained our highest priority. Today’s repayment now paves the way to continue our work with J.P. Morgan and other advisors to explore additional near-term and long-term opportunities to reshape our business and portfolio, while enhancing the value derived from our leading Fluids Systems and Industrial Solutions businesses.”
Howes added, “Our Board of Directors and management team’s full focus is on taking the right strategic steps at the right time, in order to position our company for the long-term, while creating value for our shareholders. While we have made meaningful strides in addressing the structural changes in some of our served markets, we are committed to taking additional steps to generate more stable cash flows and improve our returns on invested capital. As we look to the future, we will continue to work closely with our advisors to evaluate all aspects of our business and portfolio, and we welcome constructive input from our shareholders throughout this process.”
The Company retained J.P. Morgan Securities to serve as its exclusive financial advisor.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as "will," "may," "could," "would," "should," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; and business acquisitions and capital investments. There can be no assurances that the portfolio review will result in any transaction, and no specific timeline has been established for the completion of the portfolio review. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.